Exhibit 10.10

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of August 31, 2007, by and between SUNPOWER CORPORATION, a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of July 13, 2007, as amended from time to time (“Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.                                      Section 4.9(a) is hereby deleted in its entirety, and the following substituted therefor:

“(a)         Minimum Liquidity (defined as unencumbered and unrestricted cash, cash equivalents, and marketable securities acceptable to Bank, which, if cash, is U.S. Dollar denominated, and, if other than cash, consist of financial instruments or securities, acceptable to Bank, maintained in United States domiciled accounts) equal to or greater than one and one half (1.50) times the outstanding principal balance of the Line of Credit, including the amount available to be drawn under outstanding Subfeature Letters of Credit plus amounts drawn and not yet reimbursed thereunder, determined as of the end of each calendar month.”

2.                                      Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

5.                                      Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

WELLS FARGO BANK,
SUNPOWER CORPORATION		NATIONAL ASSOCIATION

By:	/s/ EMMANUEL T. HERNANDEZ	By:	/s/ MATTHEW A. SERVATIUS
	Emmanuel T. Hernandez		Matthew A. Servatius
	Chief Financial Officer		Vice President